Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie – Vice President	Mark Plungy – Senior Manager
Investor Relations	Corporate Communications
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES 2008 RESULTS

San Jose, Calif., January 27, 2009—Altera Corporation (NASDAQ: ALTR) today announced 2008 sales of $1.37 billion, up 8 percent compared with $1.26 billion in 2007. New product sales increased 51 percent. Net income rose 24 percent to $359.7 million, $1.18 per diluted share, versus net income of $290.0 million, $0.82 per diluted share, in 2007.

Fourth quarter sales were $314.5 million, down 3 percent from the fourth quarter of 2007 and down 12 percent from the third quarter of 2008. Fourth quarter net income was $83.0 million, $0.28 per diluted share, up from net income of $65.5 million, $0.20 per diluted share, in the fourth quarter of 2007.

Altera repurchased 26.6 million shares of its common stock during 2008 at a cost of $473.2 million, with 9.0 million shares repurchased during the fourth quarter at a cost of $154.2 million. Altera ended the quarter with $1.2 billion in cash and short-term investments.

Altera’s board of directors has declared a quarterly cash dividend of $0.05 per share payable on March 2, 2009 to shareholders of record on February 10, 2009.

“While we experienced the effects of a global economic-driven slowdown in the fourth quarter, we increased our market share in the programmable logic industry for the sixth year in a row. Net income growth substantially outpaced sales growth as a result of our sustained focus on improving efficiencies across the company. We will apply these simplification and cost reduction skills in this current challenging business environment to help protect shareholder value,” said John Daane, president, chief executive officer, and chairman of the board.” As previously committed, we shipped our first 40-nm Stratix IV FPGAs in the fourth quarter, placing us in a leadership position that will strengthen our competitive position in 2009 and beyond.”

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Several recent accomplishments mark the company’s continuing progress.

•

Following the introduction of development software in May 2008, Altera began shipping Stratix® IV FPGAs in December. As the only supplier of 40-nm FPGAs in the industry, Altera’s customers will benefit from the industry’s largest density, highest performance, highest system bandwidth, and lowest power among high-end FPGA solutions. With increasing demand for services such as video over Internet, high-speed wireless data and digital TV, designers need to deliver solutions that provide higher data rates, higher interface bandwidths, and increased data processing all in a power-efficient manner. To address these design challenges, Stratix IV FPGAs leverage Altera’s innovations in transceivers, memory interfaces, low-power technology and FPGA core architecture to offer new capabilities in its 40-nm devices. For designers faced with sharply increased ASIC design costs and otherwise limited to lagging node technology, the comparative economics and performance advantages of advanced-node FPGAs are compelling. As the industry leader at the 40-nm node, Altera is in a unique position to compete for these new design wins and gain increased share in the FPGA market, which will continue to be the fastest growing portion of the programmable logic industry.

•	Even though just launched, the combination of process node and architectural leadership represented by Stratix IV FPGAs has already led to broad industry recognition:

•	China Electronics News selected Stratix IV FPGAs as its “2008 Editor’s Choice Award” winner in the FPGA category. Winners of this award demonstrated a significant leap in innovation.

•	EDN named Stratix IV FPGAs to its annual list of “Hot 100 Electronic Products.” This list encompasses the 100 most significant products of 2008, as determined by the magazine’s editors and readers.

•

Stratix IV FPGAs received EDN China’s “Leading Products Award” in the digital IC and programmable logic category. Winners of this award were chosen by a panel of technical experts and professors that selects products having the greatest impact on the electronics industry.

•

Stratix IV FPGAs received Electronic Products’ 2008 “Product of the Year” award in the digital ICs category. Award winners are selected by the magazine’s editors based on innovative design, significant advancement in technology or application and substantial achievement in price and performance.

•

Recognizing Altera’s overall business performance, Forbes.com identified Altera as the best managed company in the semiconductor category. Altera was selected from Forbes.com’s Platinum 400 and chosen based on sales and earnings growth, debt to total capital, earnings outlook and stock market returns.

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Business Outlook for the First Quarter 2009

Sequential Sales Growth	Down 15% to 25%
Gross Margin	67% +/– .5%
Research and Development	$62 to $64 million
SG&A	$58 to $60 million
Other Income	approximately $3 million
Tax Rate	13% - 15%

Conference Call and Quarterly Update:

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. The webcast and subsequent replay will be available in the Investor Relations section of the company’s website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s first quarter business update will be issued in a press release available after the market close on March 2, 2009.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, as well as statements regarding future competitive position and shareholder value creation. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Arria® GX, Cyclone® II, Cyclone III, Stratix II, Stratix II GX, Stratix III, Stratix IV, MAX® II and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in

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economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera® programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

#####

Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			YEARS ENDED
	December 31, 2008	September 26, 2008	December 28, 2007	December 31, 2008	December 28, 2007
Net sales	$314,544	$356,755	$323,167	$1,367,224	$1,263,548
Cost of sales	96,699	117,405	116,062	449,750	447,969

Gross margin	217,845	239,350	207,105	917,474	815,579
Operating expenses
Research and development	68,846	64,111	72,428	257,717	261,786
Selling, general, and administrative	62,757	65,330	69,211	255,391	272,141

Total operating expenses	131,603	129,441	141,639	513,108	533,927

Operating margin (1)	86,242	109,909	65,466	404,366	281,652
Compensation expense (benefit) - deferred compensation plan	(10,184)	(3,177)	335	(18,106)	6,699
Loss (gain) on deferred compensation plan securities	10,184	3,177	(335)	18,106	(6,699)
Interest income and other expense (income)	(6,118)	(7,501)	(12,505)	(30,300)	(57,681)
Interest expense	4,456	3,992	1,443	15,492	1,705

Income before income taxes	87,904	113,418	76,528	419,174	337,628
Income tax expense	4,863	18,714	11,051	59,523	47,605

Net income	$83,041	$94,704	$65,477	$359,651	$290,023

Net income per share:
Basic	$0.28	$0.31	$0.20	$1.20	$0.84

Diluted	$0.28	$0.31	$0.20	$1.18	$0.82

Shares used in computing per share amounts:
Basic	294,803	301,337	328,084	300,951	345,382

Diluted	296,298	306,528	331,807	304,604	351,906

Cash dividends per common share	$0.05	$0.05	$0.04	$0.19	$0.12

Tax rate	5.5%	16.5%	14.4%	14.2%	14.1%
% of Net sales:
Gross margin	69.3%	67.1%	64.1%	67.1%	64.5%
Research and development	21.9%	18.0%	22.4%	18.8%	20.7%
Selling, general, and administrative	20.0%	18.3%	21.4%	18.7%	21.5%
Operating margin (1)	27.4%	30.8%	20.3%	29.6%	22.3%
Net income	26.4%	26.5%	20.3%	26.3%	23.0%

Notes:

(1)	We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (GAAP), as it excludes compensation expense (benefit) associated with deferred compensation plan obligations. Since compensation expense (benefit) associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED			YEARS ENDED
	December 31, 2008	September 26, 2008	December 28, 2007	December 31, 2008	December 28, 2007
Operating margin (non-GAAP)	$86,242	$109,909	$65,466	$404,366	$281,652
Compensation expense (benefit) - deferred compensation plan	(10,184)	(3,177)	335	(18,106)	6,699

Income from operations (GAAP)	$96,426	$113,086	$65,131	$422,472	$274,953

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED
	March 28, 2008	June 27, 2008	September 26, 2008	December 31, 2008
Net sales	$336,071	$359,854	$356,755	$314,544
Cost of sales	117,309	118,337	117,405	96,699

Gross margin	218,762	241,517	239,350	217,845
Operating expenses
Research and development	61,137	63,623	64,111	68,846
Selling, general, and administrative	63,131	64,173	65,330	62,757

Total operating expenses	124,268	127,796	129,441	131,603

Operating margin (1)	94,494	113,721	109,909	86,242
Compensation expense (benefit) - deferred compensation plan	(5,029)	284	(3,177)	(10,184)
Loss (gain) on deferred compensation plan securities	5,029	(284)	3,177	10,184
Interest income and other expense (income)	(9,151)	(7,530)	(7,501)	(6,118)
Interest expense	3,137	3,907	3,992	4,456

Income before income taxes	100,508	117,344	113,418	87,904
Income tax expense	16,584	19,362	18,714	4,863

Net income	$83,924	$97,982	$94,704	$83,041

	THREE MONTHS ENDED
	March 30, 2007	June 29, 2007	September 28, 2007	December 28, 2007
Net sales	$304,916	$319,682	$315,783	$323,167
Cost of sales	104,494	113,052	114,361	116,062

Gross margin	200,422	206,630	201,422	207,105
Operating expenses
Research and development	57,884	61,505	69,969	72,428
Selling, general, and administrative	71,216	66,436	65,278	69,211

Total operating expenses	129,100	127,941	135,247	141,639

Operating margin (1)	71,322	78,689	66,175	65,466
Compensation expense (benefit) - deferred compensation plan	1,157	3,034	2,173	335
Loss (gain) on deferred compensation plan securities	(1,157)	(3,034)	(2,173)	(335)
Interest income and other expense (income)	(16,055)	(15,045)	(14,076)	(12,505)
Interest expense	99	94	69	1,443

Income before income taxes	87,278	93,640	80,182	76,528
Income tax expense	12,219	13,110	11,225	11,051

Net income	$75,059	$80,530	$68,957	$65,477

Notes:

(1)	We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (GAAP), as it excludes compensation expense (benefit) associated with deferred compensation plan obligations. Since compensation expense (benefit) associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED
	March 28, 2008	June 27, 2008	September 26, 2008	December 31, 2008
Operating margin (non-GAAP)	$94,494	$113,721	$109,909	$86,242
Compensation expense (benefit) - deferred compensation plan	(5,029)	284	(3,177)	(10,184)

Income from operations (GAAP)	$99,523	$113,437	$113,086	$96,426

	THREE MONTHS ENDED
	March 30, 2007	June 29, 2007	September 28, 2007	December 28, 2007
Operating margin (non-GAAP)	$71,322	$78,689	$66,175	$65,466
Compensation expense (benefit) - deferred compensation plan	1,157	3,034	2,173	335

Income from operations (GAAP)	$70,165	$75,655	$64,002	$65,131

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ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2008	September 26, 2008	December 28, 2007
Assets
Current assets:
Cash and short-term investments	$1,216,743	$1,283,172	$1,021,379
Accounts receivable, net	83,430	221,331	198,889
Inventories	84,637	74,230	74,110
Deferred compensation plan assets	55,990	65,593	74,768
Deferred income taxes and other current assets	186,361	171,880	164,942

Total current assets	1,627,161	1,816,206	1,534,088
Property and equipment, net	192,262	188,532	169,850
Deferred income taxes and other assets, net	60,484	70,530	65,980

	$1,879,907	$2,075,268	$1,769,918

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and current liabilities	$124,358	$144,107	$134,450
Deferred compensation plan obligations	55,990	65,593	74,768
Deferred income and allowances on sales to distributors	205,674	299,781	280,440

Total current liabilities	386,022	509,481	489,658
Income taxes payable, non-current	173,880	172,499	152,010
Long-term credit facility	500,000	500,000	250,000
Other non-current liabilities	20,128	20,095	16,800
Stockholders’ equity	799,877	873,193	861,450

	$1,879,907	$2,075,268	$1,769,918

Key Ratios & Information
Current Assets/Current Liabilities	4:1	4:1	3:1
Liabilities/Equity	1:1	1:1	1:1
TTM Return on Equity	45%	38%	21%
Quarterly Depreciation Expense	$7,625	$7,006	$7,693
Quarterly Capital Expenditures	$11,354	$17,825	$9,545
Annualized Net Sales per Employee	$508	$524	$473
Number of Employees	2,760	2,730	2,651
Inventory MSOH (1): Altera	2.6	1.9	1.9
Inventory MSOH (1): Distribution	1.0	1.1	1.1
Days Sales Outstanding	25	56	56

(1)	MSOH: Months Supply On Hand

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	THREE MONTHS ENDED			YEARS ENDED
	December 31, 2008	September 26, 2008	December 28, 2007	December 31, 2008	December 28, 2007
Cash Flows from Operating Activities:
Net income	$83,041	$94,704	$65,477	$359,651	$290,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,684	7,065	7,752	29,969	31,082
Stock-based compensation	13,743	10,655	12,497	48,630	50,203
Deferred income tax expense (benefit)	21,147	(12,179)	(2,402)	737	(14,367)
Tax expense (benefit) from stock-based compensation	(12,860)	6,654	1,152	1,311	12,871
Gross tax benefit from stock-based compensation	(194)	(2,116)	(1,841)	(6,767)	(13,177)
Gain on sale of land	—	—	—	(112)	—
Changes in assets and liabilities:
Accounts receivable, net	137,901	35,908	(17,819)	115,459	(105,626)
Inventories	(10,407)	1,776	10,873	(10,527)	4,367
Other assets	(25,896)	5,183	(3,449)	(26,173)	(14,505)
Accounts payable and other liabilities	(11,202)	13,446	(15,740)	2,810	6,250
Deferred income and allowances on sales to distributors	(94,107)	(35,862)	10,926	(74,766)	(17,638)
Income taxes payable	(1,601)	(11,052)	9,896	9,717	43,419
Deferred compensation plan obligations	581	495	638	(673)	(1,309)

Net cash provided by operating activities	107,830	114,677	77,960	449,266	271,593

Cash Flows from Investing Activities:
Purchases of property and equipment	(11,354)	(17,825)	(9,545)	(40,273)	(31,171)
Purchases of available-for-sale investments	—	—	(20,627)	—	(113,540)
Proceeds from the maturities and sales of available-for-sale investments	3,776	45,787	399,251	131,060	864,853
Proceeds from sale of land	—	—	—	9,063	—
Sales (purchases) of deferred compensation plan securities, net	(581)	(495)	(638)	673	1,309
Purchases of intangible assets	—	—	—	—	(240)

Net cash provided by (used for) investing activities	(8,159)	27,467	368,441	100,523	721,211

Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	11,289	12,764	13,013	58,908	165,624
Repurchases of common stock	(154,201)	(42,348)	(509,287)	(473,229)	(1,226,343)
Payment of dividends to stockholders	(14,626)	(15,057)	(13,330)	(57,051)	(41,277)
Gross tax benefit from stock-based compensation	194	2,116	1,841	6,767	13,177
Increase (decrease) in book overdrafts	—	—	(179)	(320)	319
Proceeds from long-term credit facility	—	—	250,000	250,000	250,000
Principal payments on capital lease obligations	(4,980)	(2,567)	(212)	(8,216)	(2,621)

Net cash used for financing activities	(162,324)	(45,092)	(258,154)	(223,141)	(841,121)

Net increase (decrease) in cash and cash equivalents	(62,653)	97,052	188,247	326,648	151,683
Cash and cash equivalents at beginning of period	1,279,396	1,182,344	701,848	890,095	738,412

Cash and cash equivalents at end of period	$1,216,743	$1,279,396	$890,095	$1,216,743	$890,095

Cash paid during the period for:
Income taxes paid, net	$20,658	$31,788	$5,034	$66,411	$8,240
Interest paid	$4,556	$4,260	$22	$15,666	$1,433
Non-cash transactions:
Assets acquired under capital leases	$—	$716	$—	$11,871	$—
Land reclassified from fixed assets to other current assets	$—	$—	$8,951	$—	$8,951

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	THREE MONTHS ENDED			Quarterly Growth Rate		YEARS ENDED
	December 31, 2008	September 26, 2008	December 28, 2007	Sequential Change	Year- Over-Year Change	December 31, 2008	December 28, 2007	Annual Growth Rate
Geography
North America	23%	23%	24%	-10%	-6%	23%	22%	13%
Asia Pacific	36%	35%	34%	-11%	3%	35%	34%	12%
Europe	23%	23%	23%	-13%	-1%	23%	24%	3%
Japan	18%	19%	19%	-15%	-10%	19%	20%	4%

Total	100%	100%	100%	-12%	-3%	100%	100%	8%

Product Category
New	48%	46%	37%	-8%	28%	44%	32%	51%
Mainstream	25%	25%	27%	-12%	-11%	26%	30%	-7%
Mature & Other	27%	29%	36%	-18%	-28%	30%	38%	-15%

Total	100%	100%	100%	-12%	-3%	100%	100%	8%

Market Segment
Communications	44%	44%	41%	-11%	6%	43%	40%	16%
Industrial	36%	36%	34%	-13%	3%	35%	35%	11%
Consumer	14%	14%	16%	-11%	-15%	15%	16%	-3%
Computer & Storage	6%	6%	9%	-16%	-36%	7%	9%	-15%

Total	100%	100%	100%	-12%	-3%	100%	100%	8%

FPGAs and CPLDs
FPGA	75%	75%	71%	-12%	2%	74%	71%	13%
CPLD	16%	17%	19%	-16%	-13%	18%	19%	2%
Other	9%	8%	10%	-6%	-16%	8%	10%	-11%

Total	100%	100%	100%	-12%	-3%	100%	100%	8%

Product Category Description

Category	Products
New	Stratix II (and GX), Stratix III, Stratix IV, Arria GX, Cyclone II, Cyclone III, MAX II, HardCopy, and Hardcopy II devices

Mainstream	Stratix (and GX), Cyclone, and MAX 3000A devices
Mature & Other	Classic™, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

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